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                                                                 EXHIBIT 23.2


                      CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 16, 2001 in the Registration Statement (Form S-4 No. 333-_____) and the related Prospectus of TurnWorks Acquisition III, Inc. dated February , 2002.

Ernst & Young LLP


Honolulu, Hawaii
February  , 2002